                                                                   Exhibit 10.33



DIRECT DIAL:   651-634-4244                         ROBERT A. HOERR, M.D., PH.D.
FACSIMILE:     651-634-4814                 CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          E-Mail:  rhoerr@galagen.com


January 1, 1999


Henry J. Cardello
3001 Clipstone Court
Alpharetta, GA 30022


Dear Hank:

I am very pleased to offer you the position of President for GalaGen. A summary of the offer is outlined below:

     -    Your start date will be January 1, 1999.

     - Your salary will be $240,000 annually, payable in twice monthly periods, which shall be reviewed annually and increased in keeping with the Company's general compensation practices.

     - A grant of 250,000 options for GalaGen common stock, valued at the close of the NASDAQ market as of January 1, 1999, vesting 50,000 immediately with 200,000 vesting over 5 years at the end of each year, and terminating in 10 years.

     - You will be able to participate in the Company's annual short and long term incentive programs, as attached, which are in addition to the option grant above.

     - Participation in GalaGen's employee benefit program, a summary of which is attached and is subject to change from time to time.

     - You will become a member of the Board of Directors, effective January 1, 1999.

     - GalaGen will pay for your (i) reasonable living expenses in Arden Hills, estimated to be approximately $1,800 per month, (ii) your personal travel expenses, including airfare, between Atlanta and Arden Hills, (iii) plus one airfare for spouse one time per quarter.

     - As part of your employment, the Company will purchase certain assets from MVA, Inc. and certain stock in a corporation as outlined in a separate agreement(s), the ("Asset Purchases")

     -    Your vacation accrual schedule will begin at 12 hours per month.

     - The Company acknowledges your other business obligations and will permit sufficient time for you to attend to them, as long as the Company's obligations remain fulfilled.

HENRY J. CARDELLO                  PAGE TWO                     JANUARY 1, 1999
-------------------------------------------------------------------------------

As part of this offer, you will be required to sign the standard Employee Confidentiality Agreement and Invention and Trade Secrets Agreement, the Policies Regarding Confidentiality and Securities Training and Annual Certification Form, Supplemental Policy to Policies Regarding Confidentiality and Securities Training and Annual Certification Form and Conflicts of Interest and Business Ethics which are routine and in the normal course of business.

Your primary responsibilities will be as outlined in Exhibit A, which you will have the authority to conduct. Additionally, GalaGen agrees to consider the formation of joint ventures entity(ies) for the commercialization of a nutrition product(s), provided that the joint venture is independently financed to support the product's commercialization.

Your employment is not for a specific term, and either party may terminate employment at any time. However, should you choose to terminate prior to 24 months, GalaGen may decide not to continue with the Asset Purchases, at its option. If GalaGen elects not to pursue the Asset Purchases, you will be responsible for repayment of the Asset Purchases price on a pro rata basis of the 24 months.

The terms described in this letter shall be the terms of your employment.
Any additions or modifications of these terms should be in writing and signed by you and the Chief Executive Officer.

We believe that you will have a considerable effect toward the success of GalaGen's business and look forward to having you join our team.

Sincerely,



Robert A. Hoerr


enclosures

                                       I ACCEPT THE OFFER AS PRESENTED ABOVE:

                                       Signed:  /s/  Henry J. Cardello
                                               ---------------------------


                                       Name:    /s/  Henry J. Cardello
                                               ---------------------------

                                                                      Exhibit A

-------------------------------------------------------------------------------------------
CEO/CFO                           KEY FUNCTIONS                                PRESIDENT
-------------------------------------------------------------------------------------------
                 CORPORATE
-------------------------------------------------------------------------------------------
     X                        Board Coordination

     X              Public Company: External Financial Reporting
                                    Investor Relations

     X                              Financing

     X                     New Technology/M&A Screening

     X                             Regulatory

     X                  Human Resources - Benefit/Program Admin.

  Shared                   Internal Financials/Budgets                           Shared

  Shared              Business Development/Strategic Alliances                   Shared

  Corp./                         Public Relations                               Consumer
Clinical

                          Day-to-day Business Management                            X

                           Human Resources - Personnel                              X

                          Physical Facilities Management                            X

                            Annual/Strategic Planning                               X
-------------------------------------------------------------------------------------------